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                                                                      EXHIBIT 5

                                FOLEY & LARDNER

CHICAGO                       POST OFFICE BOX 240                    SACRAMENTO
DENVER                 JACKSONVILLE, FLORIDA 32201-0240               SAN DIEGO
JACKSONVILLE                THE GREENLEAF BUILDING                SAN FRANCISCO
LOS ANGELES                    200 LAURA STREET                     TALLAHASSEE
MADISON                JACKSONVILLE, FLORIDA 32202-3510                   TAMPA
MILWAUKEE                  TELEPHONE (904) 359-2000            WASHINGTON, D.C.
ORLANDO                    FACSIMILE (904) 359-8700             WEST PALM BEACH

                                October 8, 1998

The Board of Directors
Regency Realty Corporation
121 West Forsyth Street, Suite 200
Jacksonville, Florida 32202

  Re: Regency Realty Corporation Registration on Form S-4

Ladies and Gentlemen:

  We have acted as counsel to Regency Realty Corporation, a Florida corporation ("Regency"), in connection with the proposed issuance of the following securities (the "Securities") of Regency in connection with the merger of Pacific Retail Trust, a Maryland real estate investment trust ("Pacific Retail"), with and into Regency pursuant to the Agreement and Plan of Merger between Regency and Pacific Retail dated September 23, 1998 (the "Merger Agreement"), as described in Regency's Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Registration Statement"): 31,763,350 shares of common stock, par value $0.01 per share (the "Common Stock"), 54,253 shares of Series 1 Cumulative Convertible Redeemable Preferred Stock, par value $0.01 per share (the "Series 1 Preferred Stock") and 960,000 shares of Series 2 Cumulative Convertible Redeemable Preferred Stock, par value $0.01 per share (the "Series 2 Preferred Stock" and, together with the Series 1 Preferred Stock, the "Preferred Stock").

  The Securities are to be issued under Articles of Merger in substantially the form set forth as part of Annex A to the Registration Statement (the "Articles of Merger") and Regency's Amended and Restated Articles of Incorporation, as amended by (i) the Articles of Amendment relating to the REIT provisions thereof (the "Articles Amendment"), (ii) the Articles of Amendment Designating the Preferences, Rights and Limitations of Series 1 Preferred Stock (the "Series 1 Preferred Stock Designation"), and (iii) the Articles of Amendment Designating the Preferences, Rights and Limitations of the Series 2 Preferred Stock (the "Series 2 Preferred Stock Designation" and, together with the Series 1 Preferred Stock Designation, the "Preferred Stock Designations"), all to be filed with the Florida Secretary of State immediately prior to the effective time of the merger. Copies of the Articles Amendment and the Preferred Stock Designations are included as Annex D and Annex F, respectively, to the Joint Proxy Statement and Prospectus which constitutes a part of the Registration Statement.
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FOLEY & LARDNER
The Board of Directors
October 8, 1998
Page 2

  As counsel for Regency, we have examined and are familiar with the Registration Statement, the Merger Agreement, Regency's Amended and Restated Articles of Incorporation, as amended to date and filed in the Office of the Secretary of State of the State of Florida, Regency's Bylaws, the proceedings of Regency's Board of Directors and committees thereof in connection with or with respect to the merger and the authorization and issuance of the Securities registered by the Registration Statement, and such Regency records, certificates, and other documents and matters of law as we deemed to be pertinent. As to factual matters we have relied in part upon certificates of officers of Regency and upon certificates of public officials.

  Based upon our examination of such documents and our familiarity with such proceedings, it is our opinion that, subject to the approval of Regency's shareholders of the Merger Agreement and the Articles Amendment, by the requisite votes described in the Registration Statement, and upon the filing of the Articles of Amendment, Preferred Stock Designations and the Articles of Merger with the Office of the Secretary of State of the State of Florida:

    (1) the Common Stock has been duly authorized and, when and if delivered in the manner described in the Merger Agreement, will be legally issued, fully paid and nonassessable; and

    (2) the Preferred Stock has been duly authorized and, when and if delivered in the manner described in the Merger Agreement, will be legally issued, fully paid and nonassessable.

  We hereby consent to the inclusion of this opinion as Exhibit 5 in the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Joint Proxy Statement and Prospectus. In giving this consent we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Sincerely,

                                          FOLEY & LARDNER